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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

The following are the direct and indirect subsidiaries of Sterling Financial
Corporation:

                      Subsidiary                            State of Incorporation or Organization
-------------------------------------------------------     --------------------------------------
Bank of Lancaster County, N.A.                                  (National Banking Association)
1 East Main Street
PO Box 0300
Strasburg, PA  17579

     Town & Country Leasing, LLC                                         Pennsylvania
     1097 Commercial Avenue
     East Petersburg, PA  17520

     Sterling Financial Trust Company                                    Pennsylvania
     101 North Pointe Boulevard
     Lancaster, PA  17601-4133

     Sterling Community Development Corporation, L.L.C.                  Pennsylvania
     101 North Pointe Boulevard
     Lancaster, PA  17601

     Equipment Finance LLC                                               Pennsylvania
     118 West Airport Road
     Lititz, PA  17543

          EFI Holdings, Inc.                                               Delaware
          Wilmington, DE  19803

Bank of Hanover and Trust Company                                        Pennsylvania
25 Carlisle Street
Hanover, PA  17371

First National Bank of North East                               (National Banking Association)
14 S. Main Street
North East, MD 21901

Pennsylvania State Bank                                                  Pennsylvania
2148 Market Street
Camp Hill, PA  17011

Delaware Sterling Bank & Trust Company                                     Delaware
630 Churchman's Road, Suite 204
Christiana, DE  19702

Church Capital Management LLC                                            Pennsylvania
301 Oxford Valley Road, Suite 801B
Yardley, PA  19067

Bainbridge Securities, Inc.                                              Pennsylvania
301 Oxford Valley Road, Suite 801B
Yardley, PA  19067

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
Corporate Healthcare Strategies, LLC                                     Pennsylvania
d/b/a StoudtAdvisors
101 North Pointe Boulevard
Lancaster, PA  17601

Lancaster Insurance Group, LLC                                           Pennsylvania
115 South Centerville Road
Lancaster, PA  17601

Pennbanks Insurance Company SPC                                         Cayman Islands
Cells P5 and P8
Grand Cayman, Cayman Island, BWI

HOVB Investment Company                                                    Delaware
103 Foulk Road, Suite 202
Wilmington, DE  19803

T & C Leasing, Inc.                                                      Pennsylvania
1097 Commercial Avenue
East Petersburg, PA  17520

Sterling Mortgage Services, Inc.                                         Pennsylvania
101 North Point Boulevard
Lancaster, PA  17601-4133

Sterling Financial Statutory Trust I (1)                                  Connecticut
101 North Pointe Boulevard
Lancaster, PA  17601

Sterling Financial Statutory Trust II (1)                                 Connecticut
101 North Pointe Boulevard
Lancaster, PA  17601

Sterling Financial Statutory Trust III (1)                                 Delaware
101 North Pointe Boulevard
Lancaster, PA  17601

Sterling Financial Statutory Trust IV (1)                                  Delaware
101 North Pointe Boulevard
Lancaster, PA  17601

(1) Sterling owns 100% of Trust I, Trust II, III, and IV, however they are not included in the consolidated financial statements as per FIN 46

                                       2